UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 20, 2012

EAGLE FORD OIL AND GAS CORP.
(Exact Name of Registrant as Specified in its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51656	75-2990007
(Commission file number)	(I.R.S. Employer Identification No.)

2951 Marina Bay Drive Suite 130-369 League City, Texas	77573
(Address of Principal Executive Offices)	(Zip Code)

281.383.9648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01 Other Events

On December 5, ECCE issued a press release announcing that they received a non-binding memorandum of understanding for financing the drilling on the Company’s 3,684 acre leasehold in Frio County, Texas.

During the month of December, ECCE sold 1,692,748 shares of Rule 144 restricted common stock to 18 “accredited investors” at a price of $.255 per share. The $431,650 raised from this offering, which closed on December 17, 2012, will be used for ongoing operations and due diligence fees associated with the securing of the drilling funds. As of December 19, 2012, the company has received $371,650 of the $431,650 committed in this offering.

No underwriter was used in connection with the private placement.  The Registrant claims the offering and sale of such securities were exempt under the private offering  exemptions afforded under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act.  This claim is made on the basis that the offering was made on a private basis to a limited number of “accredited investors”, as such term is defined in Rule 501 of Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE FORD OIL AND GAS CORP

Date: December 20, 2012	By:/s//Paul Williams
Paul Williams, CEO